Exhibit 10.274

Grant No.

ENDO INTERNATIONAL PLC
STOCK AWARD AGREEMENT
UNDER THE 2015 STOCK INCENTIVE PLAN

This Stock Award Agreement (this “Award Agreement”), is made and entered into as of the date of grant set forth below (the “Date of Grant”) by and between Endo International plc, an Irish public limited company (the “Company”), and the participant named below (the “Participant”). Capitalized terms not defined herein shall have the meanings ascribed to them in the Company’s 2015 Stock Incentive Plan (the “Plan”). Where the context permits, references to the Company shall include any successor to the Company.

Name of Participant:

Number of Stock Awards:

Date of Grant:

Vesting Dates:

Stock Awards vest ratably over the first, second, third [and fourth] anniversaries of the Date of Grant

1.Grant of Stock Awards. The Company hereby grants to the Participant the total number of restricted stock units set forth above (the “Stock Awards”), subject to all of the terms and conditions of this Award Agreement and the Plan.

2.Form of Payment and Vesting. Each Stock Award granted hereunder shall represent the right to receive one (1) share of Company Stock as of the date of vesting. Except as provided in Paragraph 4 of this Award Agreement, such vesting shall occur on the vesting dates set forth above, provided that the Participant is employed by the Company or one of its Subsidiaries on the applicable vesting date. Notwithstanding the above, a share of Company Stock shall be treated as delivered on the applicable vesting date provided that it is delivered on a date following the vesting date that is in the same calendar year as the vesting date or, if later, by the fifteenth day of the third calendar month following the vesting date.

3.Restrictions

(a) The Stock Awards granted hereunder may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered, and shall be subject to a risk of forfeiture until any requirements or restrictions contained in this Award Agreement or in the Plan have been otherwise satisfied, terminated or expressly waived by the Company in writing.

Exhibit 10.274

(b) Upon vesting of the Stock Awards, the shares of Company Stock subject to the Stock Awards shall be issued hereunder (provided that such issuance is otherwise in accordance with federal and state securities laws) as soon as practicable thereafter, but in any event no later than the end of the taxable year in which such vesting occurs or, if later, by the 15th day of the third calendar month following the vesting date.

4.Termination of Service; Disability

(a) Termination of Service for Cause. Upon the Participant’s termination of service with the Company and its Subsidiaries for Cause all of the Participant’s unvested Stock Awards shall be forfeited as of such date.

(b) Termination of Service on Account of Death. Upon termination of the Participant’s service on account of death, all of the Participant’s unvested Stock Awards shall immediately vest.

(c) Termination of Service on Account of Voluntary Retirement with Consent of Company. If the Participant voluntarily Retires with the consent of the Company, all of the Participant’s unvested Stock Awards as of the date of termination shall continue to vest in accordance with the original vesting schedule set forth in Paragraph 2 of this Award Agreement.

(d) Disability. If the Participant incurs a Disability that also constitutes a “disability” within the meaning of Section 409A, all of the Participant’s unvested Stock Awards as of the date of such Disability shall continue to vest in accordance with the original vesting schedule set forth in Paragraph 2 of this Award Agreement regardless of any subsequent termination of service.

(e) Termination of Service by the Company without Cause or by the Participant for Good Reason. Upon termination of the Participant’s service with the Company and its Subsidiaries by the Company or its Subsidiaries without Cause or by the Participant for “good reason” (or any like term as defined under any employment agreement with the Company or a Subsidiary to which the Participant is a party), Stock Awards that are unvested as of date of termination shall be forfeited.

(f) Termination of Service for any Other Reason. Unless otherwise provided in an individual agreement with the Participant, if the Participant has a termination of service for any reason other than the reasons enumerated in Subparagraphs (a) through (e) above, Stock Awards that are unvested as of date of termination shall be forfeited.

5.Change in Control. In the event of a Change in Control:

(a) if the Stock Awards are assumed or substituted (within the meaning of the Plan) in connection with such Change in Control, and the Participant incurs a termination of service by the Company or its Subsidiary without Cause or by the Participant for good reason (or

Exhibit 10.274

any like term as defined under any employment agreement with the Company or a Subsidiary to which the Participant is a party) during the 24-month period following such Change in Control, then the Stock Awards shall vest on the date of such termination.

(b)    if the Stock Awards are not assumed or substituted in connection with such Change in Control, then the Stock Awards shall immediately vest upon the occurrence of the Change in Control.

6.Change in Control Definition. Notwithstanding anything to the contrary in the Plan, for purposes of this Award Agreement, Change in Control means and shall be deemed to have occurred upon the first of the following events to occur:
(a) Any “Person” (as defined below) is or becomes the “beneficial owner” (“Beneficial Owner”) within the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its “Affiliates” (as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act)) representing 30% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of Subparagraph (c) below; or
(b) The following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or
(c) There is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or other entity, other than (A) a merger or consolidation which results in (i) the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation and (ii) the individuals who comprise the Board of Directors immediately prior thereto constituting immediately thereafter at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof, or (B) a merger or consolidation effected to

Exhibit 10.274

implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 30% or more of the combined voting power of the Company’s then outstanding securities; or
(d) The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (it being conclusively presumed that any sale or disposition is a sale or disposition by the Company of all or substantially all of its assets if the consummation of the sale or disposition is contingent upon approval by the Company’s shareholders unless the Board of Directors expressly determines in writing that such approval is required solely by reason of any relationship between the Company and any other Person or an Affiliate of the Company and any other Person), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity (A) at least 60% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale or disposition and (B) the majority of whose board of directors immediately following such sale or disposition consists of individuals who comprise the Board of Directors immediately prior thereto.
For purposes hereof, “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 15(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.
Notwithstanding the foregoing, (i) a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of Company Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions and (ii) with respect to any Award that constitutes a deferral of compensation subject to Section 409A of the Code, no such Award shall become payable as a result of the occurrence of a Change in Control unless such Change in Control also constitutes a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company under Section 409A of the Code.
For the avoidance of doubt, any one or more of the above events may be effected pursuant to (A) a takeover under Irish takeover rules; (B) a compromise or arrangement under Chapter 1 of Part 9 of the Companies Act 2014 of the Republic of Ireland or (C) Chapter 2 of Part 9 of the Companies Act 2014 of the Republic of Ireland.

Exhibit 10.274

7.No Shareholder Rights Prior to Vesting. The Participant shall have no rights of a shareholder (including the right to distributions or dividends) until shares of Company Stock are issued pursuant to the terms of this Award Agreement.

8.Stock Award (RSU) Agreement Subject to Plan. This Award Agreement is made pursuant to all of the provisions of the Plan, which is incorporated herein by this reference, and is intended, and shall be interpreted in a manner, to comply therewith. In the event of any conflict between the provisions of this Award Agreement and the provisions of the Plan, the provisions of the Plan shall govern, except as expressly provided by Paragraph 6 of this Award Agreement.

9.No Rights to Continuation of Service. Nothing in the Plan or this Award Agreement shall confer upon the Participant any right to continue in the employ of the Company or any Subsidiary thereof or shall interfere with or restrict the right of the Company or its shareholders (or of a Subsidiary or its shareholders, as the case may be) to terminate the Participant’s service any time for any reason whatsoever, with or without Cause.

10.Tax Withholding. The Company shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct from any Stock Awards granted hereunder of compensation payable to the Participant any sums required by federal, state or local tax law to be withheld or to satisfy any applicable payroll deductions with respect to the vesting of, lapse of restrictions on, or payment of any Stock Award.

11.Section 409A Compliance. The Stock Award is intended to comply with Code Section 409A to the extent subject thereto and shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Date of Grant. Notwithstanding any provision in the Plan or Award Agreement to the contrary, no payment or distribution under this Award Agreement that constitutes an item of deferred compensation under Code Section 409A and becomes payable by reason of the Participant’s termination of service with the Company will be made to the Participant until the Participant’s termination of service constitutes a “separation from service” (as defined in Code Section 409A). For purposes of this Award Agreement, each amount to be paid or benefit to be provided shall be construed as a separate identified payment for purposes of Code Section 409A. If a participant is a “specified employee” (as defined in Code Section 409A), then to the extent necessary to avoid the imposition of taxes under Code Section 409A, such Participant shall not be entitled to any payments upon a termination of his or her service until the earlier of: (i) the expiration of the six (6)-month period measured from the date of such Participant’s “separation from service” or (ii) the date of such Participant’s death. Upon the expiration of the applicable waiting period set forth in the preceding sentence, all payments and benefits deferred pursuant to this Paragraph 11 (whether they would have otherwise been payable in a single lump sum or in installments in the absence of such deferral) shall be paid to such Participant in a lump sum as soon as practicable, but in no event later than sixty (60) calendar days, following such expired period, and any remaining payments due under this Award Agreement will be paid in accordance with the normal payment dates specified for them herein.

Exhibit 10.274

12.Governing Law. This Award Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choices of laws, of the State of Delaware applicable to agreements made and to be performed wholly within the State of Delaware.

13.Binding on Successors. The terms of this Award Agreement shall be binding upon the Participant and upon the Participant’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest, and upon the Company and its successors and assignees, subject to the terms of the Plan.

14.No Assignment. Notwithstanding anything to the contrary in this Award Agreement, neither this Award Agreement nor any rights granted herein shall be assignable by the Participant.

15.Necessary Acts. The Participant hereby agrees to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Award Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities and/or tax laws and applicable Irish law.

16.Entire Stock Award (RSU) Agreement. This Award Agreement and the Plan contain the entire agreement and understanding among the parties as to the subject matter hereof.

17.Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any such Paragraph.

18.Counterparts. This Award Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

19.Notices. All notices and other communications under this Award Agreement shall be in writing and shall be given by first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three days after mailing to the respective parties named below:

If to Company:    Endo International plc
c/o Endo Health Solutions Inc.
1400 Atwater Drive
Malvern, PA 19355
Attention: Treasurer

If to the Participant:    At the address on file with the Company.

Exhibit 10.274

Either party hereto may change such party’s address for notices by notice duly given pursuant hereto.

20.Amendment. No amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.

21.Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Award Agreement. The Participant has read and understands the terms and provisions thereof, and accepts the Stock Awards subject to all the terms and conditions of the Plan and this Award Agreement.

22.No Compensation for Loss of Rights. The Participant hereby acknowledges that under no circumstances will s/he, on ceasing to be an employee or director of the Company or any of its Subsidiaries, be entitled to any compensation for any loss of any right or benefit or prospective right or benefit under the Plan that s/he might otherwise have enjoyed whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise howsoever.

23.Severability. All the terms and provisions of this Award Agreement are distinct and severable, and if any term or provision is held unenforceable, illegal or void in whole or in part by any court, regulatory authority or other competent authority it shall to that extent be deemed not to form part of this Award Agreement, and the enforceability, legality and validity of the remainder of this Award Agreement will not be affected; if any invalid, unenforceable or illegal provision would be valid, enforceable or legal if some part of it were deleted, the provision shall apply with whatever modification is necessary to make it valid, enforceable and legal.

24.Data Protection. The Participant hereby acknowledges and consents to the Company and any Subsidiary sharing and exchanging his/her information held in order to administer and operate the Plan (including personal details, data relating to participation, salary, taxation and employment and sensitive personal data, e.g. data relating to physical or mental health, criminal conviction or the alleged commission of offences) (the “Information”) and providing the Company and/or the Subsidiary’s agents and/or third parties with the Information for the administration and operation of the Plan and the Participant further accepts that this may involve the Information being sent to a country outside the country in which the Participant provides services including to a country which may not have the same level of data protection laws as his/her home country. The Participant acknowledges that s/he has the right to request a list of the names and addresses of any potential recipients of the Information and to review and correct the Information by contacting his/her local human resources representative. The Participant acknowledges that the collection, processing and transfer of the Information is important to Plan administration and that failure to consent to same may prohibit participation in the Plan.

25.Additional Matters.    This Award Agreement is intended to comply with the applicable laws of any country or jurisdiction where the Stock Awards are granted under the

Exhibit 10.274

Plan, and all provisions hereof shall be construed in a manner to so comply. The following provisions apply to Participants providing services in the country noted:

Canada:

Section 4 above shall be amended to add the following language at the end thereof as a new sub-section (g):

(g)    The Participant’s date of termination of service shall be the Participant’s last day of active service with the Company and its Subsidiaries and shall not include any period of statutory, contractual or common law reasonable notice or any period of deemed employment or salary continuance.

Section 10 above shall be deleted in its entirety and replaced with the following language:

10.Tax Withholding. The Company shall be entitled to receive either a cash payment by or on behalf of the Participant or a sufficient amount of the proceeds from the sale of Company Stock to be acquired pursuant to this Award Agreement by the Participant’s delivery to the Company of an assignment of such proceeds and an authorization to the broker or selling agent to pay that amount to the Company and to effect such sale at the time of exercise or other delivery of shares of Company Stock for any sums required by federal, state or local tax law to be withheld or to satisfy any applicable payroll deductions with respect to the vesting of, lapse of restrictions on, or payment of any Stock Award.

India:

As used herein, “Participant” shall have the meaning set forth in the Plan, except the term shall not include consultants of any Subsidiary in India.

Section 4(b) shall deleted in its entirety and replaced with the following language:

Termination of Service on Account of Death. Upon termination of the Participant’s service on account of death, all of the Participant’s unvested Stock Awards shall immediately vest in his legal heirs or nominees.

Section 4(c) shall be deleted in its entirety and replaced with the following language:

Termination of Service on Account of Voluntary Retirement with Consent of Company. If the Participant voluntarily Retires with the consent of the Company, all of the Participant’s unvested Stock Awards shall vest on the date of termination of service.

Section 4(d) shall be deleted in its entirety and replaced with the following language:

Exhibit 10.274

Disability. If the Participant incurs a Disability that also constitutes a “disability” within the meaning of Section 409A, all of the Participant’s unvested Stock Awards as of the date of such Disability shall continue to vest in accordance with the original vesting schedule set forth in Paragraph 2 of this Award Agreement regardless of any subsequent termination of service, provided such Disability does not result in termination of service. In the event of termination of service, the unvested Stock Award shall vest in him on the date of termination.

Section 10 shall be deleted in its entirety and replaced with the following language:

Tax Withholding. The Subsidiary under whose payroll the Participant is registered shall have the right to deduct or withhold from the Stock Award or payroll of the Participant an amount sufficient to satisfy income taxes required by law to be withheld with respect to the vesting of, lapse of restrictions on, or payment of any Stock Award or to satisfy any applicable payroll deductions. The obligations of the Company under this Award Agreement will be conditioned on such arrangement and the Company or such Subsidiary will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

Section 13 shall be amended to delete the term “transferees”.

Section 14 shall be deleted in its entirety and replaced with the following language:

No Assignment. Notwithstanding anything to the contrary in this Award Agreement, but subject to the assignment of the Stock Award upon death of the Participant, neither this Award Agreement nor any rights granted herein shall be assignable by the Participant.

Section 15 shall be deleted in its entirety and replaced with the following language:

Necessary Acts. The Participant hereby agrees to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Award Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities and/or tax laws and applicable Indian law. The rights and interests of the Participant under the Award Agreement shall be subject to compliance under the Foreign Exchange Management Act, 1999 and the related rules thereto.

Ireland:

Section 4(c) above shall be deleted and be of no force and effect.

Section 13 above shall be amended to delete the words “transferees, assignees” therefrom.

Exhibit 10.274

Section 14 above shall be deleted in its entirety and replaced with the following language:

No Assignment or Transfer. Notwithstanding anything to the contrary in this Award Agreement, neither this Award Agreement nor any rights granted herein shall be assignable by the Participant. Neither this Award Agreement nor any rights granted herein shall be transferable by the Participant in any circumstances, except on the death of the Participant.

Mexico:

Section 10 above shall be deleted and be of no force and effect.

Section 21 above shall be amended to add the following language:

The Stock Award shall not become part of the Participant’s salary or compensation, nor an acquired right, since it is not intended to compensate the Participant for his/her services to his/her employer but to be part of a global employee retention plan implemented by the Company. Therefore, the Plan, or the right of the Participant to receive any awards pursuant to the Plan, may be modified or terminated at any time. In addition, the value of such Stock Awards will not be considered at any time for purposes of the Participant’s severance calculations.

South Africa:

Section 10 above shall be amended to include the sentence in bold:

Tax Withholding. The Company and/or the Participant’s employer shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct from any Stock Awards granted hereunder of compensation payable to the Participant and/or from any other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld or to satisfy any applicable payroll deductions with respect to the vesting of, lapse of restrictions on, or payment of any Stock Award.

Section 15 above shall be amended to include the sentence in bold:

Necessary Acts. The Participant hereby agrees to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Award Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities and/or tax laws and applicable Irish law. Participant’s participation in terms of this Award Agreement is subject to compliance by the Participant with all applicable South African exchange control laws and rules.

Exhibit 10.274

Section 21 above shall be amended to add the following provisions:

This Stock Award contains no promise of any future awards. In other words, by the Participant’s signature below, he/she agrees that he/she will have no entitlement or claim to, or expectation of, receiving further awards on the basis of this Stock Award or previous awards.

The Stock Award shall not constitute part of the Participant’s terms and conditions of employment, including without limitation his/her remuneration, nor an acquired right, since it is not intended to compensate the Participant for his/her services to his/her employer. Therefore, the Plan, or the right of the Participant to receive awards pursuant to the Plan, may be amended, supplemented, substituted or terminated at any time. In addition, the value of such Stock Awards will not be considered at any time for purposes of calculating any leave pay, notice pay, severance pay or compensation or the like, which may be due or awarded to the Participant.

United Kingdom:

As used herein, “Cause” shall have the meaning set forth in the Plan and, with respect to any Participant who is a party to an employment agreement with the Company, the definition of “Cause” shall include any circumstances in which the Company may terminate the Participant’s employment agreement without notice in accordance with its terms.

As used herein, “Disability” shall mean the Participant's inability to, solely because of injury or physical or mental illness: (i) perform the material duties of his or her regular occupation and (ii) earn 80% or more of his or her base salary or wages in respect of his or her regular occupation, for a period that lasts or can reasonably be expected to last for a continuous period of 12 months.

Section 4(c) above shall be deleted and be of no force and effect.

Section 10 above shall be deleted in its entirety and replaced with the following:

Tax Liabilities. The Participant irrevocably agrees (A) to pay, or enter into arrangements to the satisfaction of the Company to pay, to the Company, the Participant’s employer or former employer (as appropriate) the amount of any Tax Liability, (B) that the Company, the Participant’s employer or former employer (as appropriate) may, if it so elects by written notice to the Participant, recover the whole or any part of any Employer NICs from the Participant, (C) that the Participant shall, promptly upon being requested to do so by the Company, the Participant’s employer or former employer (as appropriate), elect (using a form approved by HM Revenue & Customs) that the whole or any part of the liability for Employer NICs shall be transferred to the Participant; (D) to enter into a joint election, under section 431(1) or 431(2) of the Income Tax (Earnings & Pensions) Act 2003 (“ITEPA”), in respect of the Company Stock delivered pursuant to a

Exhibit 10.274

Stock Award, if required to do so by the Company, the Participant’s employer or former employer, before, on or within 14 days after any date of delivery of such Company Stock. For the purposes of this section the following capitalized terms shall have the meanings set out below:

“Employer NICs”: any secondary class 1 (employer) national insurance contributions that the Company or any employer (or former employer) of the Participant is liable to pay as a result of any Taxable Event (or which that person would be liable to pay in the absence of an election of the type referred to in (C) above) and that may be lawfully recovered from the Participant.

“Taxable Event”: any event or circumstance that gives rise to a liability for the Participant to pay income tax and national insurance contributions or either of them in respect of: (a) the Stock Award, including its assignment or surrender for consideration, or the receipt of any benefit in connection with it; (b) any shares (or other securities or assets): (i) earmarked or held to satisfy the Stock Award; (ii) acquired pursuant to the Stock Award; or (iv) acquired in consideration of the assignment or surrender of the Stock Award; (c) any securities (or other assets) acquired or earmarked as a result of holding shares (or other securities or assets) mentioned in (b); or (d) any amount due in respect of assets within (a) to (c) above and not made good by the Participant within the time limit specified in section 222 ITEPA.

“Tax Liability”: the total of (a) any income tax and primary class 1 (employee) national insurance contributions that any employer (or former employer) of the Participant is liable to account for (or reasonably believes it is liable to account for) as a result of any Taxable Event; and (b) any Employer NICs that any employer (or former employer) of the Participant is liable to pay (or reasonably believes it is liable to pay) as a result of any Taxable Event and that can be recovered lawfully from the Participant.

Section 22 shall be replaced by the following provision:

Nothing contained in the Plan or this Stock Award shall form part of the Participant’s contract of employment.  The Participant hereby acknowledges that under no circumstances will s/he, on ceasing to be an employee or director of or otherwise engaged by the Company or any of its Subsidiaries for any reason (including as a result of a repudiatory breach of contract by the Company or any of its Subsidiaries), be entitled to any compensation for any loss of any right or benefit or prospective right or benefit under the Plan that s/he might otherwise have enjoyed whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise howsoever. By signing this Stock Award the Participant shall be deemed irrevocably to have waived any such entitlement.

Exhibit 10.274

IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement as of the date set forth above.

ENDO INTERNATIONAL PLC

By:
Name:	Rajiv De Silva
Title:	President & Chief Executive Officer

PARTICIPANT

Signature

Print Name: